EXHIBIT 10.1

                            THE SPECTRUM OF LAS VEGAS

                               MULTI-TENANT LEASE


ARTICLE ONE: BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read conjunction with the Basic Terms.

     Section 1.01. Date of Lease:   April 18, 2001
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     Section 1.02. Landlord (include legal entity):   Harsch investment
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          Properties-Nevada LLC an 0regon limited liability Company
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     Address of Landlord:   3111 South Valley View Blvd., Suite K-101,
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          Las Vegas, Nevada  89102
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     Section 1.03. Tenant (include legal entity):  Fun City Popcorn, Inc. a
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          Nevada corporation
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     Address of Tenant:  3211 Sunrise Avenue Las Vegas, Nevada  89101
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     Section 1.04. Property:   The Property is part of Landlord's multi-Tenant
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          real property development known as The Spectrum of Las Vegas
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          and described or depicted In Exhibit "A" (the "Project"). The Project
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         includes the land, the buildings and all other improvements located
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         on the land, and the common areas described in Paragraph  4.05(a)
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         The Property is (include street address, - approximate square
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         footage and description) consists of approximately, 11,000 leaseable
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         square feet of warehouse/office space, located at 3211 Sunrise Avenue
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         Las Vegas, Nevada  which is part of The Spectrum of Las Vegas a
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         multi-Tenant business park.
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     Section 1.05. Lease Term:  Five (5 ) Years Zero ( 0 ) months beginning on
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         June 1, 2001 or such other date as is specified in this Lease, and
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         ending on May 31, 2006
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     Section 1.06. Permitted Uses (See Article Five):  General office
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         manufacturing and distribution of concession supplies and equipment
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         and other related uses and  for no other purpose
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     Section 1.07. Tenant's Guarantor: (If none, so state):   N/A
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     Section 1.08 Brokers: (See Article Fourteen) (If none, so state)

     Landlord's Broker:  Collier's international
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     Tenant's Broker:    Collier's international
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     Section 1.09. Commission Payable to Landlord's Broker:  (See Article
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          Fourteen) $ Per seperate agreement
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     Section 1.10. Initial Security Deposit:   (See Section 3.03) $ 5,819.00
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     Section 1.11. Vehicle Parking Spaces Allocated to Tenant:   (See Section
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          4.05) Unassigned
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     Section 1.12. Rent and Other Charges Payable by Tenant:

     (a) BASE RENT:   See Rider to Lease    and no/100  Dollars ($ .O0)
          per month for the first   N/A     months, as provided in Section 3.01,
          and shall be increased on the first day of the  N/A     month(s)
          after the Commencement Date, either (i) as provided in Section 3.02,
          or (ii)  N/A     (If) (ii) is completed, that (I) and Section 302 are
          inapplicable)


     (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02);
          (ii) Utilities (See Section 403);
          (iii) Insurance Premiums (See Section 4.04): (iv) Tenant's Pro Rata Share of Common Area Expenses 2.70% (See Section 4.05): (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance Repairs and Alterations (See Aticle Six). Tenant's Initial prorate share of estimated OTHER PERIODIC PAYMENT is $1,320.00 per month.

     Section 1.13. Landlord's Share of Profit on Assignment or SubLease:  (See
          Section 9.05  One hundred Percent 100%) of the Profit
          (the"Landlord's Share")

     Section 1.14. Riders: The following Riders are attached and made a part of this Lease: (if none so state)
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Exhibit A - The Project                  Exhibit F - General Association Rules
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Exhibit B - Building Plan                For the Spectrum Of Las Vegas
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Exhibit C - Sign Criteria                Rider to Lease
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Exhibit D - Space Plan and Tenant
            Improvements
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Exhibit E - Rules and Regulations
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Insert (A)
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ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated In SectIon 1.05 above and shall begin and end on the dates specified in Sectlon 1.05 above, unless the beginning or end of the Lease Term Is changed under any provision of this Lease The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the LeaseTerm, unless advanced or delayed under any provision of this Lease.

Section 2.02. Delay In Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the lastday of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty
(60)day period ends. If Tenant gives such notice, the Lease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to tenant. If delivery of possession of the Property to Tenant is delayed Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2,03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from tenant, tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five per cent (25%).

ARTICLE THREE: BASE RENT

     Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.03. Security Deposit Increases.

     (a) Upon the execution of this Lease, Tenant shall deposit with the Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after the Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit seperate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     (b) Each Time the Base Rent is increased, Tenant shall deposit additional funds with the Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the Initial Rent.

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     Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent" Unless this Lease provides otherwise. Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02. Property Taxes.

     (a) Real Pwperty Taxes. Tenant shall pay all real property taxes on the Property (Including any fees, taxes or assessments against, or an result of, any Tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.O2(c) Landiord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.

     (b) DefinitIon of "Real Property Tax:" "Real property tax" means: (i) any fee, license fee, license tax, business license fee, cornmercied rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     (c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a)from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen
(15) days after receipt of Landlord's written statement.

     (d) Personal Property Taxes.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) if any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, retuse disposal and other utilities and services supplied to the Property. However, If any services or utilities are , jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

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     Section 4.04. Insurance Policies.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (IncludIng loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awares, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenants liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public Lability insurance in an amount and with coverage determined by Landlord Insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property, The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.


     (b) Propeity and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value; Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils lncluded within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakace and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for the Tenant's fixtures or equipment or building improvements installed by Tenant on the Property during the Lease Term. Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000.). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

     (c) Payment of Premiums. Tenant shall pay all premiums for the insurance policies described in Paragraph 4.04(a) and (b) (obtained by Tenant) within fifteen (15) days after Tenant's reciept of a copy of the premium statement or other evidence of the amount due. Landlord shall pay all premiums for non-primary comprehensive public liability Insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies and all policies obtained pursuant to Paragraph 4.04(a) and (b) as additional Rent by

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Landlord, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.Q5(e) for determing Tenant's share of Common Area costs. If insurgnce policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an Insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of Insurance which Tenant is required to maintain under this
Section 4,04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the Insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

     (d) General insurance Provisions.

          (i) Any Insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thIrty (30) days' written notice prior to any canncellation or modification of such coverage.

          (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

          (iii) Tenant shall maintain all Insurance required under this Lease with companies holding a "General PolIcy Rating" of A-12 or better, as set forth in the most current Issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term. Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintaln insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

          (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

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     Section 4.05. Common Areas; Use, Maintenance and Costs.

     (a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the commcn use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseabie areas, construct additional parking facilities (including parking structures) in the Common Areas and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Property.

     (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areasfor the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant eshall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At anytime, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlords judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

     (c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in
Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth In Section
1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

     (d) Maintenace of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following, gardening and landscape, utlities, water and sewer charges; maintenance of signs (other than tenants' signs) premiums for liability property damage, fire and other types of casuality insurance on the Common Areas and worker's compensation insurance, all property taxes and assessments levied on or attributed to the Common Areas and all Common Area improvements; personal property taxes levied on or attributed to personal property used in connection with the Common Areas; straight line depreciation on personal property owned by Landlord which is consumed in the operation of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for requied licenses and

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permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other approprite reserves; and a reasonable allowance to Landlord for Landtord's supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas, as Additional Rent.

     (e) Tenant's Share and Payment. Tenant shall pay Tenant's annual pro rata share of all Common Area costs, (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1,04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant's initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord shall estimate in advance and charge to Tenant as Comnmon Area costs, all real property taxes for which Tenant is liable under
Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.O4 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at anytime based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be efffective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shail deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

     Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage of trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree thatsuch late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such latepayment.

     Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (i5%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shal not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

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ARTICLE F1VE: USE OF PROPERTY

     Section 501. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable stautes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property including the Occupationai Safety and Health Act.

     Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials,including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation on petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similer compounds, and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, bought upon, used, stored, treated or disposed of in or about Property by its agents employees, contractors, subleasors or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In the event, however, shall Landlord be required to consent to the Installation or use of any storage tanks on the Property.

     Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales on the Property.

     Section 5.05 Indemnity. Tenant shall indemnity Landlord against and hold Landlord harmless from any and all costs, claims or liability from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done

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or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant, Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with Counsel reasonably acceptable to Landlord or, at Landlord's election1 Tenant shall reimburse Landlord for any legal tees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assunes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

     Section 5.06. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary, Landlord shall give Tenant prior notice of such entry except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

     Section 5.07. Quiet Possesslon. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. Existing Conditions, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made is own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement re;arding the Property, a copy is attached as an exhibit to the Lease.

     Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is Caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires appliances, plumbing, air conditioning or lightlng fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

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     Section 6.33. Landlord's Obligations.

     (a) Except as provided In Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repalrt the foundations, exterior wails and roof of the Property (including painting the exterior surface of the exterior wails of the Property not more often than once every five (5) years, if necessary) and all componerts of eiectrical, mechanical, plumbing, heating and air conditioning systems and facilities located In the Property which ar~ concealed or used in common by tenants of the Project. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this SectIon 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

     (b) Tenant shall pay or reimburse Landlord far all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section
4.05 of the Lease, Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to Keep the Properly in good order, condition and repair.

     Section 6.04. Tenant's Obllgations.


     (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) In good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion at the Property or system or equipment in the Property, regardless of whether the benefit of such replacemert extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining rorton of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which Is applicable to the Lease Term (as extended). If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tentant is obligated to maintain in an attrative, first-class and fully operative condition.

     (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant(except that no notice shall be required in the case of an emergency), enter the property and perform such maintenance or repair (including replacement as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

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     Section 6.05. Alteration, Additions, and Improvements

     (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent. Landlord may require Tenant to provide demolition and or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alteration, additions, or imporvements constructed in violation of this Paragraph 6.05 (a) upon Landlord's written request. All alterations, additions and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenants shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, reguardless of whether Landlors's consent to such work is required. Landlord may elect to record and post notice of non-responsibility on the Property.

     Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord broom clean and in the same condition as received except for ordinary wear and tear which Tenant was otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Prpoerty to its prior condition, all at Tenant's expense. All alterations, additions and improvements whichLandlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed withoutmaterial damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of such machinery or equipment. In the event, however, shall Tenant remove any of the followingmaterials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent; any powering or power panels; lighting or lighting fixtures; wall coverings; drapes; blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.0. Partial Damage to Property.

     (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e. less than fifth (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operation are materially inpaired) and if the proceeds received by the Landlord from the insurance policies describedin Paragraph 4.04 (b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair damage to Tenant's fixtures, equipment, or improvemants.

     (b) If the insurance proceeds recived by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which the Landlord maintains under Paragraph 4.04 (b), Landlord may elect either to (i) repair the damage as soon as resonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occured. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of the repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten
(10) days after receiving Landlord's termination notice.

     (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thiry (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occured, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlors of the occurrence of the damage.

     Section 7.02 Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occured. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurence of total or substancial destruction. If Landlord so elects, landlord shall rebuild the Proerty at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

     Section 7.03 Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of the Article Seven, any rent payable during the period of such damage repair and restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration, of or to the Property.

     Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligatins of Landlord and TenantiIn the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

     If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first, if more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (a) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expenses.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

     Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's Interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in
Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below, Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's content.

     Section 9.02. Tenant Affiliate, Tenant may assign this Lease or sublease the Property, without Landiord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

     Section 9.03. No Release of Tenant, No transfer permittted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue In effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

     Section 9.05. Landlord's Consent.

     (a) Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landiord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factoras Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of The net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

     (b) If Tenant assigns or Subleases, the following shall apply:

          (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and whenreceived by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the the assignee or subtenant ti Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease , including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any colleteral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignments or sublease for real estate broker's commisions and costs of renovatior or construction of tenant inprovements required under such assignemnt or sublease, Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

          (ii) Thenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct, Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

     Section 9.O6. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination ot this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.


ARTICLE TEN: DEFAULTS; REMEDIES

     Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease s a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance tme is of the essence in the performance of all covenants and condltions.

     Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

     (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any Insurance described in Sect.on 4.04;

     (b) If Tenant fails to pay rent or any other charge when due;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30)days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets Located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent Jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's Interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     (e) It any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at anytime thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a)Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which In the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts
(i) and (h) above, the "worth at the time of the award" is computed by allowing Interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart
(iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the proerty, Landlord shall have the option of (i) retaking possesion of the Property and recovering from Tenant the amount specified in this paragraph 10.03(a) or (ii) proceeding under Paragraph 10.03(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandonded the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remidies under this Lease, including the right to recover the rent as it becomes due;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     Section 10.04. Repayment of "Free" Rent. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent" Tenant shall be credited with having paid all of the Abated Rent an the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, lncluding the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall Immediately become due and payable i full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

     Section 10.05. Automatic Termmination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided In Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall Include all costs and fees, including reasonable attorneys' fees that Landlord incurs In connection with the filing commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant In any bankruptcy or other proceeding.

     Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.


ARTICLE ELEVEN: PROTECTIOM OF LENDERS

     Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security Interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. Attomment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale; Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord underthis Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attomrnent or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-In-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.04. Estoppel Certificates,

     (a) Upon Landlord's written request, Tenant shalt execute, acknowledge and deliver to Landlord a written statement certitying: (1) that none of the terms or provisions of this Lease have been changed (or if they have been changed stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbranoer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct,

     (b) If Tenant does not deliver such statement to Landlord within such ten
(10) day period, Landlord, and any prospective purchaser or encumbrancer may conclusively presume arid rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (Iv) that Landlord is not in default under the Lease. in such event, Tenant shall be estopped from denying the truth of such facts.


     Section 11.05. Tenat's Financial Condition. Within ten (10) days after written requeat from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrant's to Lenders that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS

     Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the"Defaulting Party") shall reimburse the other party (the"Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgement entered. Such costs shall include leagal fees and costs incurred for the negotiation of a settlement, enforcesment of rights or otherwise.

Furthermore, If any action for breach of or to enforce the provisions of this Lease is cummenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party In such action shall pay such attorneys' fees and costs. Tenant shall also indemnity Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant;
(b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under thLs Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' lees incurred in coflnection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTIEEN: MISCELLANEOUS PROVISIONS

     Section 13.01. Non-Discrimination, Tenant promises, and it is a condition to the continuance of this Lease, that there wiil be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02. Landlord's Liability; Certain Duties.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Properly or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant In writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default it such cure is commenced within such thIrty (30) day period and thereafter diligently pursued to completion.

     (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. Severablity. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is Illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13,04. interpretation. The captions of the Articies or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the piural and the plural shall include the singular. The masculine, feminine and neuter genders shall each Include the other. in any provision relating to the conduct, acts or comissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shalt be personally delivered or sent by certified mall, return receipt requested, postage prepald, Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon deilvery. Either party may change its notice address upon written notice to the other party.

     Section 13.07. Waivers, All waivers must be In writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease In the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.05. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease excuted by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who leagally acquires any rights or interest oin the Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a sesolution of Tenant's Board of Directors authorizing the excution of this Lease or other evidence of such authority reasonabley acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any goneral partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shalt deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12. Force Majeure, If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13,13, Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to Lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

APTICLE FOURTEEN: BROKERS

     Section 14.01 Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, it any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in
Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission it Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other Lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenants Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shalt impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

     Section 14.02. Protection of Brokers. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required ot Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorney's fees to be paid by the losing party. Such attorney's fees shall be fixed by the court in such act on. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

     Section 14.03. Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except:Colliers international,
                                        ---------------------------------------
who represents Landlord Jennifer English, 3963 Howard Hughes Parkway, Suite 150
                       --------------------------------------------------------
Las Vegas, Nevada 89109 and Colliers International who represents Tenant.
--------------------------------------------------

     In thes event that Colliers International represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and may they do not expect said-broker to disclose to either of them the confidential information of the other party.

ARTICLE FIFTEEN: COMPLIANCE

     The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.


ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW

Insert A:
---------

     Tenant shall pay to Landlord an amount each month as Additional Rent equal to one-twelfth (1/12) of Landlord's reasonable estimate of Tenant's share of the Taxes. Landlord shall notity Tenant of the estimated monthly amount to be paid and of any changes in the estimated amount and Tenant shall pay Landlord such estimated amount at the same time as and together with Tenant's Base Rent. When the actual Taxes are determined each year Landlord shall furnish to Tenant a statement showing in reasonable detail the computation of Tenant's share of the Taxes and the charge or credit for Tenant for any difference between the actual amount and the estimated amounts previously paid by Tenant. Any deficency shall be reimbursed by Tenant within ten (10) days after Landlord gives Tenant notice therof and any credit shall be applied to Tenant's next succeeding payment of Rent or other charges under the Lease. No interest or earnings shall be payable by Landlord to Tenant on any amount paid hereunder and Landlord may commingle such payment with other funds of Landlord.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                            "LANDLORD"

Signed on May 16, 2001                      Harsch Investment Properties-Nevada,
limited liability company                   LL.C, an Oregon
----------------------


at Las Vegas, Nevada                        By:  /s/  Ralph Murphy
                                               -------------------------------
                                                      Ralph Murphy
                                                      Vice President






                                            "TENANT"

Signed on May 15, 2001                      Fun City Popcorn Inc.,
                                            a Nevada corporation


at Las Vegas, Nevada                        By:  /s/  ??????????????????
                                               -------------------------------
                                              Its:Authorized Coroorate Ofricer

                                 RIDER TO LEASE


     This Rider to Lease is made part of the lease dated April 18, 2001 between Harsch investment Properties-Nevada, LLC, an Oregon limited liability company Landlord, and Fun City Popcorn Inc., a Nevada corporation, Tenant, for the premises located at 3211 Sunrise, Las Vegas, Nevada. in the event of a conflict between this Rider to Lease and the terms of the Lease, the terms contained in this Rider to Lease shall govern.



     RENT SCHEDULE:

     June 1, 2001 through June 30, 2001               $    0.00 per month
     July 1, 2001 through May 31, 2002                $5,170.00 per month
     June 1, 2002 through May 31, 2003                $5,325.00 per month
     June 1, 2003 through May 31, 2004                $5,485.00 per month
     June 1, 2004 through May 31, 2005                $5,649.00 per month
     June 1, 2005 through May 31, 2006                $5,819.00 per month


     PARKING:

     Tenant, Tenant's employees and invitees shall be allowed to park in the spaces directly in front of Tenants space as well as the fourteen (14) parking spaces adjacent to Tenants space as depicted on the attached Exhibit A. The Tenant, Tenant's employees or invitees shall use no other parking spaces.

     Tenant, shall be allowed at Tenant's sole cost and expense to fence off his grade level loading area for storage of his company trucks when not in use. Landlord to approve the type of fencing to be installed prior to installation.

                                   EXHIBIT A
                             PROJECT AND SITE PLAN
                           THE SPECTRUM OF LAS VEGAS




                               (GRAPHIC OMITTED)

                                   EXHIBIT B
                                 BUILDING PLAN
                             Spectrum of Las Vegas



                               (GRAPHIC OMITTED)

                                    EXHIBIT C
                                  SIGN CRITERIA
                            THE SPECTRUM OF LAS VEGAS



     Pursuant to the protective covenants and restrictions applicable to The Spectrum of Las Vegas, the following rules for signage have been established by the Board of Directors of the governing Association. These rules are designed to minimize detractive effects upon building and landscaping appearance and to assure an attractive business complex for the benefit of all tenants.

     Adherence to these rules Is the responsibility of each tenant within The Spectrum. Conformance will be strictly enforced and any Installed non-conforming or unapproved signage will be removed or brought into compliance at the expense of the violating tenant.

     A.   General Reguirements of All Signage
          -----------------------------------

          1. All signage shall conform to any applicable city and county ordinances.

          2. All signage must be approved by the Association prior to installation,

     B.   Specific Signage Rules
          ----------------------

          1. All building-mounted trade or business signs shall be constructed of materials and installed in the location as designated by the Master Signage Contract in effect for the Association. Unless otherwise agreed to by the Board, all signage shall be performed solely by the signage agent under contract with the Association.

          2. Signage is restricted to advertising only the person, firm, company or corporation operating the use conducted on the site or the primary product sold.

          3. No sign or other device shall be placed, constructed or erected within the Park so as to blink, rotate, gyrate or move in any fashion.

          4. No flags (other than an American flag not exceeding 35 (thirty-live) square feet in surface area), banners, balloons, placards or other promotional material or advertising signage shall he placed or maIntained within or above The Spectrum unless special consent is granted by the Board.

          5. No sign, banner or other material (excepting traditional security tapes, modest "no solicitation" signs Or messenger pick-up placards) shell be placed in or upon the building windows or maintained so as to be visible through the windows, except as provided for in these Rules.

          6. Other than for Tenant's marketing activities, "For Sale" or "For Lease" signs shall not exceed twelve (12) square feet in surface area and six (6) feet in height and shall be removed immediately upon the sale or lease of a building. Only one (1) sign shall be permitted per lot. Placement or maintenance of such signs on buildings is prohibited.

          7. Construction signs denoting contractors, lenders or other related parties may be placed or authorized by the Developer of The Spectrum at any time. Such temporary signage shall be removed at the time all buildings are occupied. Developer may maintain e modest construction sign for a period not to exceed eighteen (18) months after the last sale or lease within The Spectrum.

          8. All signage shall be maintained in a neat and attractive appearance. Upon removal of a busness sign, the mounting area shall be immediately repaired, holes plugged and area repainted. The Association shall have the express power to perform such repair, chargeable to he Owner, if necessary.

     Any questions, petitions for waiver or general correspondence may be sent to the Association Management Agent

                                    EXHIBIT D
                               TENANT IMPROVEMENTS

The spectrum

Landflord shall make the following improvements within the Property as described below in compliance with applicable jurisdiction building codes.


Office Portion of the Premises:

Landlord shall at Landlord's sole cost and expense replace the existing carpet and sheet vinyl flooring in the restrooms with the following:


     Office Area:             Building standard commercial grade carpet with 4"
                              base.


     Office Restrooms:        Sheet vinyl with 6" rubber base, color selections
                              from building standard colors.


     Mechanical, Electrical
     And Plumbing:            Landlord to make sure that all mechanical,
                              electrical and plumbing systems are in good working order.

Landlord shall also remove the wall between the reception area and the office adjacent to the warehouse portion of the Premises, Refer to the attached space plan #1 which depicts which wall is to be removed.

Wareriouse Portion of the Premises:

Landlord shall at Landlord's sole cost and expense:

Raise the existing fluorescent strip lighting in the warehouse area to the truss clear high level.

Remove the Structures in the warehouse area of the Premises as marked on the attached space plan, These items are labeled #2 on the space plan.

Construct an air-conditioned 26'x33' room with a 16' ceiling height as depicted on the attached space plan. Said room shall be constructed using the following:


     Door:          Install insulated overhead door minimum 8' wide.


     Room: The 26'x33' room mentioned above shall be constructed with the following specifications:

     Ceiling Plan:  2'x4' grid with new acoustic tiles at 16' above floor with
                    R-1 9 insulation.

     Walls: The wall shall be 16' in height, constructed with steel studs per code with 5/8" gypsum board to ceiling, medium sprayed texture and finished with building standard paint. The wall shall be insulated with R-11 insulation,

     Ligthing:      2 X 4' drop in lights with 4' fluorescent tubes.

     HVAC:          One (1) three ton air conditioning unit


Any other tenant inprovements shall be at the sole cost of Tenant

                                   EXHIBIT "D"
                                   SPACE PLAN




                               (GRAPHIC OMITTED)

                                   EXHIBIT E
                             RULES AND REGULATIONS

Except as otherwise provided in the Multi-Tenant Lease to which this exhibit is attached, the following rules and regulations shall apply:

1. The sidewalk, entries and driveways of the Project shall not be obstructed by Tenant or its agents or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas landscaped areas or other areas outside of its Premises or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or Improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises except as specifically approved in the Lease. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. No vehicle of any type shall be stored in the parking areas at any time. In the event a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in designated parking areas In conformity with all signs and other markings. All parking will be open parking; no reserved parking, numbering or lettering of Individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. a. Tenant agrees that all Tenants trash and rubbish shall be deposited in receptacles and that Tenant shall not cause or permit any trash receptacles to remain outside the building. All movable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose. in the event Landlord provides or designates trash receptacles, Tenant agrees, at its own cost and expense, to cause such receptacles to be emptied and trash removed. Tenant agrees to bag trash before depositing it In the authorized trash area. Landlord reserves the right to contract for trash removal anc bill Tenant for said service.

     b. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness, Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person,

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus or any other servibe equipment affecting the Premises

12. Tenant shall not permit storage outside the Premises including, without limitation, outside storage of trucks and other vehicles or dumping of waste or refuse or permit any harmful materials to be placed in any drainage or sanitary system or trash receptacle in or about the Premises.

13. No auction, public or private, will be permitted on the Premises or the Project.

14. No awnings shall be placed over the windows in the Premises except with the prior written consent cf Landlord

15. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or Illegal purposes or for any purpose other than that specified [p the Lease. No gaming devices shall be operated in the Premises.

16. Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the needs of other tenants and shall not use more than such safe capcity. Landlord's consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

17. Tenant assumes full responsibility for protecing the Premises from theft, robbery and pliferage.

18. Tenant shall not install or operate on the Premises and machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration noise and air waves which may be transmitted beyond the Premises.

                                    EXHIBIT F
                            GENERAL ASSOCIATION RULES
                            ThE SPECTRUM OF LAS VEGAS



1. No oil, gas or other petroleum compounds or chemicals, glues, rosins or similar items shall he dumped or drained or allowed to access drainage swales or flow onto asphalt surfaces within the Business Park,

2. No Lessee or agent of Lessee shall interfere with the set operation of the time clocks used for landscape maintenance, All requests for increased/decreased watering or special landscape maintenance shall be directed to the Board of Directors or the Management Agent

3. Parking stalls located outside fenced side yards shall be used solely for temporary parking purposes and shall not be used for the storage, repair or maintenance of any items including, but not limited to, vehicles, trailers or recreational vehicles, business machinery or personal or business materials. Storage shall be defined as remaining on the premises for forty-eight (48) continuous hours.

4. Except when removed for immediate temporary use or for use within a building all trash bins snall remain within trash enclosures at all times. Enclosure doors shall remain closed when not in active use. No uncontainerized liquids shall be poured or placed into a trash bin. Each member shall have the responsibility to request of the disposal company special service calls if the trash bins are used excessively. Refuse service is the sole responsibility of each Owner.

5. Each member shall adhere to the details of the rules of signage and sign criteria adopted by the Board of Directors, Such rules and criteria shall he provided to each member by mail to the address maintained by the Association in the event of a change or amendment thereto.

6.   All gates to fenced side yards shall be kept closed unless actively in use.

7. Storage of articles outside a building is not allowed unless within an area approved by the Association which is fenced (not to exceed six (6) feet in height unless otherwise agreed to by the Association) and adequately screened. Any such storage shall not exthed the height of the fenced enciosure.

8. Window tinting is not permitted to the extent that the window will become "mirror reflective" nor, in any event, shall tinting or sunblockage be accomplished by foil, paper or any material other than "smoke" glass or a transparent glass covering.

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9.   Security or safety bars shall be installed only on the interior of a window or other building opening and shall be of a material designated by the Board of Directors for uniform use throughout the Business Park.

10. Truck wells which front on or have direct access to public streets shall be used solely for temporary and immediate loading and unloading purposes. Parking or storage of items within such truck well areas is strictly prohibited. Truck well doors shall remain closed when not in active use. No use of truck wells shell be allowed which causes vehicles waiting for use thereof to park or wait excessively on a public street. Truck wells shall be kept neat and free of debris at all times.

11. Regulation of Uses and Operation: No use shall be established, maintained or conducted in the Business Park which may cause any of the following:

     a. Dissemination of smoke, gas, dust, odor or any other atmospheric pollutant outside of the building in which the use is conducted or, with respect to a use conducted in a fenced side yard, any such dissemination whatsoever.

     b. Noise perceptible beyond the boundaries of the immediate site of use including, but not limited to public address systems or phone buzzers, stamping presses and metal cutting.

     c.   Dissemination of glare or vibration beyound the immediate site of use.

     d.   Traffic hazards or congestion on any street within the Business Park.

     e. Physical hazard by reason of fire, explosion, radioactivity or any similar cause to property within the Business Park.

12. Reserved for Special Provisions and Rules for Apartments to be asopted later by the Board of Directors.

13. All members may report to the Association the avaiability of or the need for additional parking spaces. The Association may establish a procedure for the "brokerage" of psrkinq stalls to meet the requirements of selected uses within the Business Park. Any fee arrangements indemity agreements and insurance requirements for mutual parking agreements will be the obligation of each participating member. The Association shall only act as an information source and shall not have powers to unilaterally reassign parking within the property.

14. Violation of these rules, rules of signage, architectural rules or provisions ot the Declaration of Covenants, Conditions and Restrictions for the Business Park shall be remedied and enforced as follows:

     a. First Violation: Written notice to Owner with direction to correct violation within fifteen (15) days.

     b. Second Violation: After fifteen (15) days or for repeat violation, a two hundred dollar ($200.00) fine shall be assessed, collectable by special assessment.

     c. Third Violation: Any violation remaining thirty (30) days after initial notice or for a third violation is subject to immediate legal or other action as may be authorized by the Board of Directors with the costs, attorney fees and expenses chargeable to Owner by special assessment.

15. All requests for variance or exception from the Association Rules shall be made, in writing, to the Board of Directors or the Management Agent. These Rules may be amended, modified or supplemented from time to time end will be binding upon each member after notice is mailed to each member at the address maintained for each by the Association.